Accountant's Consent

The Board of Directors
BankAtlantic Bancorp, Inc.:

We consent to the use of our reports incorporated herein by reference herein and to the reference to our firm under the heading of "Experts" in the prospectus.


                                                                  KPMG LLP
Ft. Lauderdale, Florida
January 13, 2000